                  AMENDMENT TO TECHNOLOGY TRANSFER AGREEMENT
           BETWEEN ANTI-GENE DEVELOPMENT GROUP AND ANTIVIRALS INC.


This Amendment to the Technology Transfer Agreement dated February 9, 1992 but executed on February 9, 1993 (the TT Agreement or the 1993 TT Agreement) between ANTI-GENE DEVELOPMENT GROUP and ANTIVIRALS Inc. (Amendment) is by and between ANTI-GENE DEVELOPMENT GROUP (AGD), an Oregon limited partnership, and ANTIVIRALS Inc. (AVI), an Oregon corporation.

                                    RECITALS

A. As per the terms of the 1993 TT Agreement, hereby incorporated by reference herein, AGD (Seller) is due Purchase Price payments from AVI (Buyer) in the amount of 4.051 percent of Sales of Products after the first two hundred million dollars in total cumulative worldwide Sales by Buyer and Buyer Affiliates collectively.

B. AVI wishes to have Purchase Price payments reduced on Sales of diagnostic products.

C. AGD wishes to receive Purchase Price payments for diagnostic products and research products due upon AVI's sale of such products without regard to the two hundred million dollars exemption referred to in Recital A, and otherwise pursuant to the payment schedules and procedures set forth in this Amendment and in the TT Agreement.

D. AGD wishes to obtain from AVI a royalty-bearing license for small-scale products and a royalty-bearing license for diagnostic products.

                               AGREEMENT TO AMEND

In consideration of the above and as provided in Section 14.7 of the TT Agreement, AGD and AVI agree to amend the TT Agreement as set forth below.


1.    TT AGREEMENT TERMS.   All capitalized terms not defined in this
Amendment shall have the meanings assigned to such terms in the TT Agreement or its Exhibits.

2.    TT AGREEMENT DEFINITIONS.

      2.1 BUYER AFFILIATE. Section 1.1 of the TT Agreement is hereby amended to read in its entirety as follows:

             "Buyer Affiliate" shall mean Buyer's Licensees and any other entity that controls, is controlled by, or is under common control with Buyer or Buyer's Licensees, except that Seller and any direct licensee of Seller shall not be deemed to be a Buyer Affiliate.

      2.2 NEW DEFINITIONS. Section 1 of the TT Agreement is hereby amended to include the following definitions:

             1.20 "Therapeutic Product" shall mean a Product, as defined in the TT Agreement, which is approved for use in, or is used in a human or other animal to achieve a therapeutic or prophylactic effect.

             1.21 "Diagnostic Product" shall mean a Product, as defined in the TT Agreement, which is approved for, or is used for detecting and/or quantitating in a biological specimen outside any animal body one or more selected nucleic acid sequences.

             1.22 "Research Product" shall mean a Product, as defined in the TT Agreement, which is not classed as a Therapeutic Product or a Diagnostic Product.

             1.23 "Small-Scale Product" shall mean a Product and AVI Improvements relating thereto--including adducts for enhancing delivery and cell entry, as defined in the TT Agreement, which meets all of the following requirements: 2(i) is produced in a lot size of less than 1 gram; 2(ii) is sold by any entity for research purposes only;

             1.24 The terms "Seller's Affiliate" and "AGD Affiliate" are synonymous, and are understood and intended to mean, any entity that controls, is controlled by, or is under common control with, AGD, but only if James E. Summerton (i) controls AGD and such AGD Affiliate; and (ii) is an acting key policy decision maker and manager of AGD and such AGD Affiliate. For purposes of this paragraph, to "control" an entity means to own greater than 50% of the ownership interests with commensurate voting power in such entity.

3. TT AGREEMENT PURCHASE PRICE. Section 4.2(b) of the TT Agreement is hereby amended to read in its entirety as follows:

              (b) If Seller does distribute an undivided interest in the Intellectual Property to Buyer in liquidation of its Interests pursuant to Section 2.2, the Purchase Price set forth in Section 4.2(a) shall be (i) with respect to Therapeutic Products, reduced pro rata to reflect Seller's reduced ownership interest in the Intellectual Property resulting from the liquidating distribution; and (ii) with respect to Diagnostic Products and

      Research Products, a flat 2.00 percent. By way of example, if Buyer tenders for liquidation fifty (50.000) percent of the Interests outstanding as of the Closing, Seller shall distribute in liquidation of Buyer's Interests an undivided one-half ownership interest in the Intellectual Property and Seller will retain an undivided one-half ownership interest. The Purchase Price for a Therapeutic Product shall be reduced by half so that Buyer will pay four (4.00000) percent of the total Sales of Products under Section 4.2(a). The Purchase Price for a Diagnostic or Research Product shall remain two (2.00000) percent regardless of the Interests liquidated.

4. RIGHT OF FIRST REFUSAL. A new Section 4.9 is added to the TT Agreement, which Section reads in its entirety as follows:

      4.9 RIGHT OF FIRST REFUSAL. Buyer shall have the right of first refusal to purchase a controlling interest or any interest in any AGD Affiliate upon any proposed change in ownership in such entity that would result in James E. Summerton losing control over such entity ("Triggering Event"). Transfers of interests by James E. Summerton to Summerton's children, James P., Jean and/or Daniel Summerton, shall not be considered a Triggering Event, and shall not give rise to Buyer's right of first refusal hereunder, but transfers by such children transferees to parties other than James E. Summerton would constitute a Triggering Event. Such rights of first refusal shall be exercised as follows: James E. Summerton or his children transferees (hereafter "Summerton") shall give written notice (the "Notice") of Summerton's desire to sell such interests prior to the sale, and the parties shall seek to determine the interest price as quickly as reasonably possible after such Notice. The price of the interests shall be (i) the price offered by the proposed transferee in good faith and at arm's length; or (ii) if there is no proposed transferee or no terms have been offered by a proposed transferee, the price as determined by a neutral third party appraiser acceptable to both the AGD Affiliate and Buyer; or (iii) if a price has not been determined pursuant to the preceding subsections (i) or (ii), or the parties otherwise agree, a price mutually agreeable to both Buyer and the AGD Affiliate. If Buyer elects not to acquire the interests specified in the Notice, Summerton may sell such interests within the 60 day period following the parties' determination of the interest price, provided that the sale of such interests shall only occur at no less than the interest price as determined according to this paragraph. Once an AGD affiliate has obtained the SS license from AGD, Summerton's loss of control of AGD affiliate will not terminate this license.

5. REPORTS. Section 4.3 of the TT Agreement is hereby amended to read in its entirety as follows:

             Within sixty (60) days after the end of each calendar quarter, for so long as Products are covered by unexpired Patents, Buyer shalt provide Seller with a written report setting forth the total amount of each Product sold by Buyer and Buyer Affiliates during the quarter, to whom the Products were sold, the gross invoice amount for each Sale, and the amount of any returns. At the time the report is made, Buyer shall pay Seller any amounts payable pursuant to this Section 4.

6. RECORDS. Section 4.4 of the TT Agreement is hereby amended to read in its entirety as follows:

             Buyer shall maintain records concerning Sales of Products sufficient to enable Seller to verify the amounts payable under this Agreement. Seller shall have the right, through an independent auditor, to examine such records that concern Sales of Products once in any given calendar year. Seller shall bear all expenses associated with such audits.

7. COMMENCEMENT OF PAYMENT OBLIGATIONS. Section 4.6 of the TT Agreement is hereby amended to read in its entirety as follows:

             The first two hundred million dollars ($200,000,000) in total cumulative worldwide Sales of Therapeutic Products by Buyer and Buyer Affiliates, collectively, are exempt from Purchase Price payments.
      All Sales of Diagnostic Products and Research Products by Buyer and Buyer Affiliates are subject to Purchase Price Payments as of the initial Sale without regard to any exemption.

8. NEW SCHEDULES. Section 9.1 of the TT Agreement is hereby amended to read in its entirety as follows:

             Buyer and Seller shall execute a License and Option Agreement shown
      in SCHEDULE 9.1.  In addition, the     parties hereby enter into a License
      for Small-Scale Products, attached hereto as Schedule 9.1.1 and a License for Diagnostic Products and Improvements, attached hereto as Schedule 9.1.2.

9. SCHEDULE 9.1 DEFINITIONS. Schedule 9.1, Section 1.3 of the TT Agreement is hereby amended to read in its entirety as follows:

           "AGD Improvements" shall mean Improvements developed by AGD after the effective date of this Agreement but before January 1, 1998, and which AGD has the right to sublicense to AVI.

10. SCHEDULE 9.1 AVI IMPROVEMENTS. Schedule 9.1, Section 1.6 of the TT Agreement is hereby amended to read in its entirety as follows:

           "AVI Improvements" shall mean Improvements developed by AVI after the effective date of this Agreement but before January 1, 1998, and which AVI has the right to sublicense to AGD.

11. SCHEDULE 9.1 AGD IMPROVEMENTS. Schedule 9.1 of the original TT Agreement is hereby amended to include a new Section 2.4 which reads in its entirety as follows:

           Improvements to the Technology made by AGD and its licensees under the Research and Development License to AGD will be defined as "AGD Improvements" which are to be made available to AVI under the terms of
     Section 5 of this  Schedule 9.1 of the TT Agreement.

12. SCHEDULE 9.1 CROSS LICENSES. Section 5 of Schedule 9.1 of the original TT Agreement is amended as follows:

     12.1. Change in Title. The title of Section 5 of Schedule 9.1 is hereby amended to read in its entirety as follows:

            5.  License to AVI and Cross Licenses of Improvements.

     12.2. Change in Numbering of Section 5.4. Section 5.4 of Schedule 9.1, relating to the confidentiality of AGD improvements, is hereby renumbered 5.5 and is otherwise left intact.

     12.3. New Section 5.4. A new Section 5.4 is hereby added to Schedule 9.1, which reads in its entirety as follows:

     5.4 The parties grant each other the following cross-licenses. AGD agrees to grant to AVI a royalty-free non-exclusive license to make, use, sell, and sublicense any improvements made by AGD before January 1, 2000 relating to preparation of Morpholino subunits and/or assembly of said subunits into Morpholino polymers. AVI agrees to grant to AGD a royalty-free non-exclusive license to make, use, sell, and sublicense any improvements made by AVI before January 1, 2000 relating to preparation of Morpholino subunits and/or assembly of said subunits into Morpholino polymers.

    IN WITNESS WHEREOF, the parties hereby execute this Amendment to the Technology Transfer Agreement, effective as of the later of the dates of signature by the representatives of AVI and AGD below.

                                       ANTIVIRALS Inc.


                                       By: /s/ Denis Burger
                                          ----------------------------------
                                             Denis Burger, Ph.D.
                                             Chief Executive Officer


                                       Date: 1/20/97


                                       ANTI-GENE DEVELOPMENT GROUP


                                       By: /s/ James E. Summerton
                                          ----------------------------------
                                             James E. Summerton, Ph.D.
                                             Sole General Partner

                                       Date: January 20, 1997

                                 SCHEDULE 9.1.1

                        License for Small-Scale Products

1.   SMALL-SCALE PRODUCTS LICENSE TO AGD

     AVI hereby grants to AGD a license to Small-Scale Products (SS Products), with right to sublicense to AGD Affiliates, to make, have made, use, and sell SS Products, and to make, have made, and use subunits and other components in amounts not to exceed that required for assembly and use of SS Products. This license (the "SS Product License") is to be exclusive with respect to, and only with respect to selling SS Products. AGD and AGD Affiliates agree to label all SS products with the phrase "Not for use in humans."

2.   ROYALTY

     AGD shall pay AVI as a royalty four (4.00) percent of the total Sales of SS Products sold by AGD and AGD Affiliates, where Sales of SS Products shall mean total worldwide sales of SS Products by AGD and AGD Affiliates to any entity other than AGD and AGD Affiliates at the Gross Invoice Amount minus returns, where returns comprise compensation to the purchaser of the SS Product for SS Products returned to AGD or AGD Affiliates. Gross Invoice Amount shall mean all money and other valuable consideration paid to AGD and AGD Affiliates in exchange for SS Products.

3.   INFORMATION FOR MAKING AND USING SS PRODUCTS

     Unless requested earlier by AGD, in December of 1997 AVI will convey to AGD written "Information for Making and Using SS Products." This Information for Making and Using SS Products shall comprise the best ways known to AVI to make and use SS Products as of the date of conveyance of said Information for Making and Using SS Products. No other rights to transfer information concerning any other AVI Improvements are implied or granted by this SS Products License. If AGD shares information on AVI Improvements other than "Information for Making and Using SS Products," with a sublicensee for SS Products, except where expressly allowed by a separate AVI license to AGD, that sublicensee shall also be considered to be a Research and Development Licensee and any and all Improvements to the Technology made by that sublicensee will be defined as AGD improvements which are to be made available to AVI under the terms of Section 5 of Schedule 9.1 of the TT Agreement.

4.   CONFIDENTIALITY OF INFORMATION

     AGD may not disclose the Technology or any AVI Improvements described in the Information for Making and Using SS Products that are not in the public domain unless: (a) the recipient has entered into a written agreement acceptable to AVI under which the recipient agrees to restrictions on disclosure, use and transfer of the Technology and AVI Improvements, and (b) AVI has consented in writing to the disclosure, use, and transfer, which consent shall not be unreasonably withheld.

5. EXEMPTION

     AVI's provision of Small-Scale Products to a for-profit entity as part of a contract which includes testing and assessment of Products by said for-profit entity, where said contract is for an amount not less than $100,000, shall not be construed as infringing the "exclusive with respect to selling SS Products" clause of this SS Products license to AGD. It is understood that AVI is free to provide SS Products to any of its collaborators at no charge (including, without limitation in arrangements such as the 1995 option arrangement with Abbott Laboratories). Further, it is understood that AVI may sell SS Products to a given collaborator is those sales are part of a contract with a value of not less than $100,000 for the purchase of SS Products.

6.   EFFECTIVE DATE

     The effective date of this SS Products License shall be when both AVI and AGD have signed the Amendment to which this is Schedule 9.1.1, except that the exclusivity of the SS Product License granted to AGD under Section 1 above will only become effective at the time AGD or AGD Affiliate demonstrates a capability to prepare at lease 10 different 20-mer Morpholino polymers in a 2 week period and two such representative Morpholino polymers exhibit on a per mass basis in a cell-free translation system at least 60% of the efficacies of corresponding highly-purified Morpholino polymers prepared by AVI.

7.   TERMINATION OF PAYMENT OBLIGATIONS

     AGD's obligation to make royalty payments to AVI for any given SS Product shall end upon the expiration of all AVI patents claims that cover that SS Product.

8.   TERMINATION OF SS PRODUCT LICENSE

     Either party may terminate this SS Products License for any material breach by the other party that remains uncured 90 days after that party receives notice of the breach from the non-breaching party, except that if a dispute arises with respect to AGD's payment of royalties, AVI shall be entitled to terminate this SS Products License only after the arbitration process set forth in Section 14.

9.   OBLIGATION TO EXPLOIT

     Subsequent to the year 1999 AGD must pay AVI a royalty of at least $10,000 per year for this SS Products License. If the royalty paid is less than this amount the exclusivity granted to AGD to the SS Product License under Section 1 shall automatically terminate.

10.  DISCLAIMER OF WARRANTY

     AVI makes no warranty whatsoever, express or implied, including without limitation a warranty of merchantability or fitness, with respect to Technology, AVI Improvements, or SS Products licensed to AGD pursuant to this Amendment, which SS Products AGD takes "as is".

11.  REPORTS

     Within sixty (60) days after the end of each calendar quarter, for so long a SS Products are covered by unexpired AVI Patents, AGD shalt provide AVI with a written report setting forth the total amount of each Product sold by AGD and AGD Affiliates during the quarter, the gross invoice amount for each Sale, and the amount of any returns. At the time the report is made, AGD shall pay AVI any amounts payable pursuant to this SS Products License.

12.  RECORDS

     AGD shall maintain records concerning Sales of SS Products sufficient to enable AVI to verify the amounts payable under this SS Products License. AVI shall have the right, through an independent auditor, to examine such records that concern Sales of SS Products once in any given year. AVI shall bear all expenses associated with such audits.

13.  LATE PAYMENTS

     If AGD fails to make any royalty payments due to AVI from this SS Products License when due, AGD shall pay AVI interest on the amount past due at a rate equal to the "Prime Rate" reported in the Wall Street Journal on the date payment is due, plus 7.5% per annum.

14.  PAYMENT DISPUTES

(a) Any dispute between the parties concerning payment of royalty payments on this SS Products License shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association. The arbitration shall be held in Portland, Oregon before three (3) arbitrators who are knowledgeable about the industry and markets for the SS Products. Judgment upon the arbitrators' award may be entered in any court having jurisdiction. This agreement to arbitrate shall apply only to disputes concerning royalty payments in this SS Products License and shall not prevent either party from seeking judicial relief in connection with other matters relating to this SS Product License. The prevailing party in any such arbitration proceeding shall be entitled to recover reasonable costs and attorneys fees at the arbitration and in connection with any judicial proceeding to enforce the arbitration award.

(b) If AVI believes AGD has refused to make royalty payments in bad faith, AVI may request that the arbitrators make a finding of AGD's bad faith refusal to pay. The parties agree that such a finding of bad faith shall not be made unless there is clear and convincing evidence that AGD knew the payment was owing and refused to make the payment. AGD may appeal any finding of bad faith to any court having jurisdiction and the court shall review any finding of bad faith de novo.

(c) If the arbitrators make a finding of bad faith under Section 14(b) above in three (3) separate proceedings relating to three (3) separate payment disputes involving SS Products in a single year, AVI shall have the right, upon notice to AGD, to terminate this SS Products License.

15.  CHOICE OF LAW

     The construction and performance of this SS Products License will be governed by the laws of the state of Oregon (except for conflicts of law provisions thereof.)

16.  EXPENSES

     Each party to this SS Products License shall pay its own expenses incident to the negotiation, execution, delivery and performance of this SS Products License.

17.  NOTICES

     Any notice or other communication required or permitted under this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, or by hand delivery:

     If to AVI, to the following address:

                     ANTIVIRALS Inc.
                     One SW Columbia, Suite 1105
                     Portland, Oregon 97258
                     Attention: Denis Burger

     With a copy to:

                     ANTIVIRALS Inc.
                     4575 SW Research Way, Suite 200
                     Corvallis, Oregon 97333
                     Attention: Alan Timmins

     If to AGD, to the following address:

                     ANTI-GENE DEVELOPMENT GROUP
                     Attention: James E. Summerton
                     P.O. Box 2210
                     Corvallis, Oregon 97339

     With a copy to:

                     James E. Summerton
                     General Partner of AGDG
                     3107 N.W. Norwood Pl.
                     Corvallis, Oregon 97330

     Unless otherwise provided in this SS Products License, all notices and communications shall be deemed to have been duty given or made (i) When delivered by hand, (ii) five business days after being deposited in the U.S. mail, postage prepaid, as registered or certified mail, return receipt requested. The address to which notices or other communications shall be directed may be changed from time to time by any party by giving written notice to the other parties of the substituted address.

18.  ATTORNEY FEES

     If a suit or action is filed by either party to enforce the provisions of this SS Products License, or otherwise with respect to the subject matter of this SS Products License, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses (including, but not limited to those fees and expenses permitted or defined by statute) as fixed by the trial court, and if any appeal is taken from the decision of the trial court, as affixed by the appellate court.

19.  SUCCESSORS AND ASSIGNS

     This SS Products License will be binding upon and inure to the benefit of each of the parties and its successors and assigns; provided that no party may assign its rights under this SS Products License agreement without the consent of the other party, which consent shall not unreasonably be withheld.

20.  AMENDMENT

     No supplement, modification or amendment of, or waiver with respect to, this SS Products License shall be binding unless executed in writing. This SS Product License agreement may be modified, amended, or terminated upon the written agreement of both parties.

21.  CONSENTS

     Any consent required by this SS Products License shall be effective only if given in a writing executed by the party giving the consent.

22.  HEADINGS

     The headings in this SS Products License are solely for convenience of reference and shall not limit or otherwise affect the meaning of this SS Products License.

23.  SEVERABILITY

     If any part of this SS Products License is found invalid or unforceable, it shall be enforced to the maximum extent permitted by law, and other parts of this SS Products License will remain in force.

24.  ENTIRE LICENSE

     This SS Products License, whose terms comprise Schedule 9.1.1 of the 1997 Amendment to the 1993 TT Agreement between AGD and AVI, constitutes the entire license pertaining to SS Products and supersedes all prior agreements and understandings of the parties in connection therewith. No covenant, representation or condition not expressed in this SS Products License will affect or be effective to interpret, change or restrict, the express provisions of this SS Products License.

                                 SCHEDULE 9.1.2

                License for Diagnostic Products and Improvements

1.   AVI GRANT OF DIAGNOSTIC PRODUCTS AND IMPROVEMENTS LICENSE TO AGD

     AVI grants to AGD a non-exclusive license (the "DPI license"), with right to sublicense to AGD Affiliates, to the Diagnostic Products and AVI Improvements relating thereto, as defined in the 1993 TT Agreement and the 1997 amendment thereto. The DPI license is to make, have made, use, and sell Diagnostic Products and AVI Improvements relating thereto (DPI), and to make, have made, and use subunits and other components of DPI in amounts not to exceed that required for assembly and use of DPI. AVI also grants to AGD the right to develop and patent "undeveloped AVI ideas relating to diagnostics" (Undeveloped Ideas), where Undeveloped Ideas are defined as AVI ideas relating to diagnostics which have not been reduced to practice as of the effective date of this DPI license. This right to develop and patent Undeveloped Ideas is non-exclusive and is only effective if "develop and patent" includes an actual reduction to practice. The right to develop and patent the Undeveloped Ideas shall not eliminate AGD's responsibility to pay royalties upon the sale of any DPI as set forth in Section 2 below.

2.   ROYALTY

     AGD shall pay AVI as a royalty four (4.00) percent of the total Sales of DPI sold by AGD and AGD Affiliates, where Sales of DPI shall mean total worldwide sales of DPI by AGD and AGD Affiliates to any entity other than AGD and AGD Affiliates at the Gross Invoice Amount minus returns, where returns comprise compensation to the purchaser of the DPI for DPI returned to AGD or AGD Affiliates. Gross Invoice Amount shall mean all money and other valuable consideration paid to AGD and AGD Affiliates in exchange for DPI.

3. INFORMATION FOR MAKING AND USING DIAGNOSTIC PRODUCTS AND AVI IMPROVEMENTS RELATING THERETO (DPI INFORMATION)

     Upon request by AGD, but not later than December 1997, AVI will convey to AGD written DPI Information. This DPI Information shall comprise only the specific information described in Exhibit A. No other rights to transfer information concerning any other AVI Improvements are implied or granted by this DPI license. If AGD shares information on AVI Improvements other than "DPI Information," with a sublicensee for DPI, except where expressly allowed by a separate AVI license to AGD, that sublicense shall also be considered to be a Research and Development licensee and any and all Improvements to the Technology made by that sublicensee will be defined as AGD Improvements which have to be made available to AVI under the terms of Section 5 of Schedule 9.1 of the TT Agreement.

4.   CONFIDENTIALITY OF DPI INFORMATION

     AGD may not disclosed the Technology or any AVI Improvements described in the DPI Information that are not in the public domain unless: (a) the recipient has entered into a written agreement acceptable to AVI under which the recipient agrees to restrictions on disclosure, use and transfer of the Technology and AVI Improvements, and (b) AVI has consented in writing to the disclosure, use, and transfer, which consent shall not be unreasonably withheld.

5.   EFFECTIVE DATE

     The effective date of this DPI license shall be the date when both AVI and AGD have signed the Amendment to which this is Schedule 9.1.2.

6.   TERMINATION OF PAYMENT OBLIGATIONS

     AGD's obligation to make royalty payments to AVI for any given DPI shall end upon the expiration of all AVI patents containing claims that cover that DPI.

7.   TERMINATION OF DPI LICENSE

     Either party may terminate this DPI License for any material breach by the other party that remains uncured 90 days after that party receives notice of the breach from the non-breaching party, except that if a dispute arises with respect to AGD's payment of royalties, AVI shall be entitled to terminate this DPI license only after the arbitration process set forth in Section 12.

8.   DISCLAIMER OF WARRANTY

     AVI makes no warranty whatsoever, express or implied, including without limitation a warranty of merchantability or fitness, with respect to Technology, AVI Improvements, or DPI licensed to AGD pursuant to this Amendment, which AVI Improvements or DPI AGD takes "as is".

9.   REPORTS

     Within sixty (60) days after the end of each calendar quarter, for so long as DPI are covered by unexpired AVI Patents, AGD shall provide AVI with a written report setting forth the total amount of each DPI sold by AGD and AGD Affiliates during the quarter, the gross invoice amount for each Sale, and the amount of any returns. At the time the report is made, AGD shall pay AVI any amounts payable pursuant to this DPI license.

10.  RECORDS

     AGD shall maintain records concerning Sales of DPI sufficient to enable AVI to verify the amounts payable under this DPI license. AVI shall have the right, through an independent auditor, to examine such records that concern Sales of DPI once in any given year. AVI shall bear all expenses associated with such audits.


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

11.  LATE PAYMENTS

     If AGD fails to make any royalty payments due to AVI from this DPI license when due, AGD shall pay AVI interest on the amount past due at a rate equal to the "Prime Rate" "Prime Rate" reported in the Wall Street Journal on the date payment is due, plus 7.5% per annum.

12.  PAYMENT DISPUTES

(a) Any dispute between the parties concerning payment of royalty payments on this DPI license shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association. The arbitration shall be held in Portland, Oregon, before three (3) arbitrators who are knowledgeable about the industry and markets for diagnostics. Judgment upon the arbitrators' award may be entered in any court having jurisdiction. This agreement to arbitrate shall apply only to disputes concerning royalty payments on this DPI license, and shall not prevent either party from seeking judicial relief in connection with other matters relating to this DPI license. The prevailing party in any such arbitration proceeding shall be entitled to recover reasonable costs and attorneys fees at the arbitration and in connection with any judicial proceeding to enforce the arbitration award.

(b) If AVI believes AGD has refused to make royalty payments in bad faith, AVI may request that the arbitrators make a finding of AGD's bad faith refusal to pay. The parties agree that such a finding of bad faith shall not be made unless there is clear and convincing evidence that AGD knew the payment was owing and refused to make the payment. AGD may appeal any finding of bad faith to any court having jurisdiction and the court shall review any finding of bad faith de novo.

(c) If the arbitrators make a finding of bad faith under Section Section 12(b) above in three (3) separate proceedings relating to three (3) separate payment disputes involving DPI in a single year.

13.  CHOICE OF LAW

     The construction and performance of this DPI license will be governed by the laws of the state of Oregon (except for conflicts of law provisions thereof).

14.  EXPENSES

     Each party to this DPI license shall pay its own expenses incident to the negotiation, execution, delivery and performance of this DPI license.

15.  NOTICES

     Any notice or other communication required or permitted under this Agreement shall be in writing and shalt be sent by certified mail, return receipt requested, or by hand delivery.


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

     If to AVI, to the following address:
                     ANTIVIRALS Inc.
                     One SW Columbia, Suite 1105
                     Portland, Oregon 97258
                     Attention: Denis Burger

     With a copy to:
                     ANTIVIRALS Inc.
                     4575 SW Research Way, Suite 200
                     Corvallis, Oregon 97333
                     Attention: Alan Timmins

     If to AGD, to the following address:
                     ANTI-GENE DEVELOPMENT GROUP
                     Attention: James E. Summerton
                     P.O. Box 2210
                     Corvallis, Oregon 97339

     With a copy to:
                     James E. Summerton
                     General Partner of AGDG
                     3107 N.W. Norwood Pl.
                     Corvallis, Oregon 97330

Unless otherwise provided in this DPI license, all notices and communications shall be deemed to have been duly given or made (i) when delivered by hand, (ii) five business days after being deposited in the U.S. mail, postage prepaid, as registered or certified mail, return receipt requested. The address to which notices or other communications shall be directed may be changed from time to time by any party by giving written notice to the other parties of the substituted address.

16.  ATTORNEY FEES

     If a suit or action is filed by either party to enforce the provisions of this DPI license, or otherwise with respect to the subject matter of this DPI license, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses (including, but not limited to those fees and expenses permitted or defined by statute) as fixed by the trial court, and if any appeal is taken from the decision of the trial court, as affixed by the appellate court.

17.  SUCCESSORS & ASSIGNS

     This DPI license will be binding upon and inure to the benefit of each of the parties and its successors and assigns; provided that no party may assign its rights under this license agreement without the consent of the other party, which consent shall not unreasonably be withheld.


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

18.  AMENDMENT

     No supplement, modification or amendment of, or waiver with respect to, this DPI license shall be binding unless executed in writing. This DPI license may be modified, amended, or terminated upon the written agreement of both parties.

19.  CONSENTS

     Any consent required by this DPI license shall be effective only if given in a writing executed by the party giving the consent.

20.  HEADINGS

     The headings in this DPI license are solely for convenience of reference and shall not limit or otherwise affect the meaning of this DPI license.

21.  SEVERABILITY

     If any part of this DPI license if found invalid or unenforceable, it shall be enforced to the maximum extent permitted by law, and other parts of this DPI license will remain in force.

22.  ENTIRE LICENSE

     This DPI license, whose terms comprise Schedule 9.1.2 of the 1997 Amendment to the 1993 TT Agreement between AGD and AVI, constitutes the entire license pertaining to DPI and supersedes all prior agreements and understandings of the parties in connection therewith. No covenant, representation or condition not expressed in this DPI license will affect or be effective to interpret, change or restrict, the express provisions of this DPI license.


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

                                    EXHIBIT A

                                  DPI Information


Below is a listing of specific notebooks which comprise the agreed upon DPI Information. This notebook information constitutes the entire DPI Information.

Notebook Designation         Notebook Title       Dates of Entries
--------------------         --------------       ----------------------------

J. Summerton Notebook        Diagnostics 1        Jan. 20, 1993 - May 1, 1993
J. Summerton Notebook        Diagnostics 2        May 1, 1983 - July 16, 1994
AVI 9                        Diagnostics 3        July 17, 1994 - Dec. 23, 1994
AVI 10                       Diagnostics 4        Dec. 24, 1994 - Jan. 27, 1995
AVI 29                       Diagnostics 5        Jan. 30, 1985 - Mar. 4, 1995
AVI 32                       Diagnostics 6        Mar. 4, 1995 - Apr. 4, 1995
AVI 33                       Diagnostics 7        Apr. 4, 1995 - Apr. 26, 1995
AVI 38                       Diagnostics 8        Apr. 26, 1995 - Oct. 31, 1995
AVI 57                       Diagnostics 9        Oct. 31, 1995 - Dec. 24, 1995


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

ANTIVIRALS Inc. (AVI) hereby provides its consent to ANTI-GENE DEVELOPMENT GROUP (AGD) to allow the transfer to and use by a single sublicensee of AGD of "Information for Making and Using SS Products" and "DPI Information," where "Information for Making and Using SS Products" and "DPI Information" are as defined in the 1997 Amendment to the 1993 Technology Transfer Agreement between AGD and AVI. In return for this AVI consent to allow transfer to and use of said information by a sublicensee of AGD, said sublicensee agrees not to disclose to any other entity any of said information, excepting that which is already in the public domain, and to abide by all terms necessary for its licensor, AGD, to fulfill AGD's license obligations to AVI under the terms in Schedules 9.1.1 and 9.1.2 of the 1997 Amendment to the 1993 Technology Transfer Agreement between AGD and AVI.



                                       By: /s/ Denis Burger
                                          ------------------------------------
                                          Denis Burger, Ph.D.
                                          Chief Executive Officer
                                          ANTIVIRALS Inc.


                                       Date: 1/20/97


                                       By: /s/ James E. Summerton
                                          ------------------------------------
                                          President
                                          __________ (Sublicensee of AGD)

                                          Jan. 20, 1997


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